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                                                               EXHIBIT (b)(9)(B)


NORTH AMERICAN SECURITY LIFE                                  [LOGO]
INSURANCE COMPANY


April 24, 1989

To whom it may concern,

This opinion is written in reference to the individual variable annuity contracts (the "Contracts") to be issued by North American Security Life Insurance Company, a Delaware corporation (the "Company"), with respect to which a Registration Statement on form N-4 (the "Registration Statement") is being filed under the Securities Act of 1933, as amended (the "Act").

As counsel to the Company, I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

         1. The Company has been duly incorporated under the laws of the state of Delaware and is a validly existing corporation.

         2. NASL Variable Account (the "Variable Account") is a separate account of the Company and is duly created and validly existing pursuant to Title 18, Section 2932 (a) of the Delaware Code, as amended.

         3. The portion of the assets to be held in the Variable Account equal to the reserves and other liabilities under the Contracts is not chargeable with liabilities arising out of any other business the Company may conduct.

         4. The Contracts, when issued in accordance with the prospectus contained in the effective Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ RUTH ANN FLEMING
--------------------------------
Ruth Ann Fleming
Vice President & Counsel

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                                             Mailing Address                        Toll-free 800-344-1029
695 Atlantic Avenue                         P.O. Box 9064 GMF                        In MASS. 617-439-6960
Boston, Massachusetts 02111                Boston, MA 02205-9064                    Facsimile 617-439-3286
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           A wholly-owned subsidiary of North American Life Assurance Company, established 1881